UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

AMERICAN PICTURE HOUSE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	000-56586	85-4154740
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Principal Executive Offices:

1135 Kildaire Farm Road,

Suite 200, Cary, NC 27511

(Address of principal executive offices)

1-877-416-5558

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2025, Donald J. Harris notified American Picture House Corporation (the “Company”) of his resignation from the Board of Directors, effective immediately.

In his communication to the Company, Mr. Harris noted that he had enjoyed his time on the Board and expressed his appreciation for the opportunity to serve. The Company, in turn, thanks Mr. Harris for his contributions and service. His resignation was not the result of any disagreement with the Company on any other matter relating to the Company’s operations, policies, or practices.

The Company’s Board of Directors has initiated a process to evaluate and implement any necessary adjustments to its composition following Mr. Harris’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PICTURE HOUSE CORPORATION

Dated: September 19, 2025	By:	/s/ Bannor Michael MacGregor
Bannor Michael MacGregor
Chief Executive Officer